Exhibit 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. Section 1350 that:

1.         The accompanying Annual Report on Form 10-K for Clearfield, Inc. (the “Company”) for the period ended September 30, 2022 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    November 23, 2022

/s/ Cheryl Beranek

Cheryl Beranek

Chief Executive Officer

/s/ Daniel Herzog

Daniel Herzog

Chief Financial Officer